UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, the Board of Directors (the “Board”) of Pineapple Financial Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board, approved new employment agreements with each of Shubha Dasgupta, the Company’s Chief Executive Officer and Director, Kendall Marin, the Company’s President, Chief Operating Officer, and Director (collectively, the “Executives”), in each case, effective February 5, 2026 (collectively, the “Executive Employment Agreements”), which supersede in their entirety any prior employment agreements with the foregoing executive officers.

Pursuant to the Executive Employment Agreements with the Executives, the Company shall employ the Executives each for a term commencing on the effective date of the Executive Employment Agreements and expiring on the third anniversary thereof unless the parties agree in writing at least 30 days prior to the expiration date to extend the term for an additional one-year period, or unless the employment relationship is terminated earlier. The Company agreed to pay a base salary of $280,000 per annum to each of the Executives pursuant to the Executive Employment Agreements.

On February 5, 2026, the Board, upon recommendation of the Compensation Committee of the Board, approved  a new director agreement with Drew Green, the Company’s Chairman of the Board of directors (the “Chairman”), effective February 5, 2026 (the “Chairman Agreement”).

Pursuant to the Chairman Agreement, the Company shall appoint the Chairman commencing on the effective date of the Chairman Agreement and will continue, subject to being nominated and re-elected as a director of the Board by the Company’s shareholders at each Company shareholder meeting where its directors are elected (each, a “Directors Election Meeting”) following the date hereof, until the earlier of (i) such Directors Election Meeting where the Chairman is not re-elected as a director of the Board by Company shareholders, (ii) the effective date of the Chairman’s resignation as a director of the Board and (iii) the fifth-year anniversary from the effective date of the Chairman Agreement. Pursuant to the Chairman Agreement, the Company shall pay the Chairman a monthly board fee of $20,000.

The foregoing descriptions of the Executive Employment Agreements and the Chairman Agreement are summaries and qualified in their entirety by reference to the Executive Employment Agreements and the Chairman Agreement, copies of which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1	Employment agreement, by and between Pineapple Financial Inc. and Shubha Dasgupta effective as of February 5, 2026.
10.2	Employment agreement, by and between Pineapple Financial Inc. and Kendall Marin effective as of February 5, 2026.
10.3	Director agreement, by and between Pineapple Financial Inc. and Drew Green effective as of February 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2026.

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer